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                                                                    EXHIBIT 99.2


                                      Name of Optionee: ________________________


                                  OPTION GRANT
                            UNDER WEST COAST BANCORP
                    COMBINED 1991 INCENTIVE STOCK OPTION PLAN
                       AND NONQUALIFIED STOCK OPTION PLAN

         OPTION GRANT dated the date set forth on Schedule A hereto (hereinafter, together with this Agreement, called the "Agreement") by West Coast Bancorp, an Oregon corporation (the "Company"), to the individual named in Schedule A hereto (the "Optionee").

         By action taken by the Board of Directors, and approved by the Shareholders of the Company, the Company has previously adopted the Combined 1991 Incentive Stock Option Plan and 1991 Nonqualified Stock Option Plan (the "Plan"). Pursuant to the Plan, the Company has granted an option to the Optionee to purchase shares of its Common Stock (the "Common Stock"), thereby affording an opportunity to the Optionee to acquire a proprietary interest in the Company and, as a stockholder, to share in its success, with added incentive to work effectively for and in the Company's interest.

         1. Grant of Option. The Company has granted to the Optionee, as a matter of separate agreement and not in lieu of salary or of any other compensation for services, the right and option (the "Option") to purchase all or any part of an aggregate number of full shares of Common Stock set forth in Schedule A on the terms and conditions set forth herein and on Schedule A. If so designated on Schedule A, this Option is intended to be an Incentive Stock Option as defined in the Plan. The date of grant of the Option is the date set forth in Schedule A.

         2. Exercise Price. The purchase price of the shares of Common Stock subject to this Option is the price per share set forth in Schedule A.

         3. Term. The term of this Option shall be for the period set forth in Schedule A or for such shorter period as prescribed in Section 10.

         4. Non-Transferable. The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution, and the Option is exercisable, during his lifetime, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option, shall be null and void and without effect.

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         5. Exercisable in Installments. This Option shall be exercisable with respect to the number of shares on and after respective dates or upon the happening of certain events as set forth in Schedule A. Once exercisable with respect to a portion of the shares covered by this Option as set forth in Schedule A, this Option shall remain exercisable thereafter with respect to such portion until expiration or termination hereunder.

         6. Exercise. Subject to Section 5, this Option may be exercised from time to time in accordance with the terms of this Agreement by written notice thereof signed and delivered by Optionee (or, in the case of exercise after death) of Optionee, by the executor, administrator, heir or legatee of Optionee, as the case may be) to Company at the address set forth herein for notices to Company. Such notice shall state the number of shares as to which this Option is exercised, the date of exercise and shall state whether payment of the exercise price is to be in cash, by delivery of shares of the Company's Common Stock owned by Optionee or by a combination thereof. The notice shall also state the place and time for completing the purchase of shares covered by the notice, which time shall be not later than 15 days after the date of notice. At the date designated for completion of the purchase, payment for the full exercise price shall be made, if in cash, by bank cashier's check, and if in Common Stock, by delivery of certificates of shares of Common Stock duly endorsed for transfer. At the election of the optionee, the exercise of an option may be made by sequential delivery of an increasingly greater number of shares of the Common Stock acquired through the exercise of the option (referred to as "pyramiding") and in such event, actual delivery and issuance of shares shall not be required but may be effected through book entries in the Company's records. Any shares of Common Stock delivered by Optionee in full or partial payment for all or part of the exercise price shall be valued at the publicly reported price for the last sale, or the average of the publicly reported closing bid and asked prices, as applicable, on the last business day preceding the date Company receives such notice, or, if there are no publicly reported prices of the Company's Common Stock, at the fair market value of such Common Stock, as determined in good faith by the Board of Directors of the Company.

         7. Withholding. Prior to delivery of any shares purchased upon exercise of this Option, Company shall determine the amount of any federal or state income tax, if any, which is required to be withheld under applicable law and shall collect from Optionee in accordance with the Plan the amount of any such tax to the extent not previously withheld. Such payment may be in cash or in shares of Common Stock equal in market value as of the date the purchase of the option shares is completed to the amount necessary to satisfy the withholding requirements. At the election of the optionee, the Company shall withhold from the shares to be

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delivered to the optionee upon exercise of the option such number of shares equal in market value to the amount necessary to satisfy the withholding requirement.

         8. Rights as Shareholder. Optionee shall not have any rights as a shareholder with respect to any shares subject to this Option until the date that a stock certificate for such shares as to which Optionee has exercised this Option has been issued to Optionee. Company shall issue such certificate as expeditiously as possible.

         9. Employment Rights. The grant of this Option, execution of this Agreement or exercise of any portion of this Option shall not confer upon Optionee any right to, or guaranty of, continued employment by the Company, its parent or any of its subsidiaries, or in any way limit the right of the Company or such subsidiaries to terminate employment of the Optionee at any time.

         10. Termination of Employment, Death and Disability.

             (a) In the event the employment of the Optionee by the Company or a subsidiary shall terminate by retirement or for any reason other than because of death, physical disability or cause as hereinafter provided, the Option may be exercised by the Optionee at any time prior to the expiration date of this Option or the expiration of two years after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise this Option at the date of such termination. If this Option is designated an Incentive Stock Option on Schedule A, then the period in which the Option may be exercised by the Optionee under this subsection (a) shall be the shorter of the expiration date of this Option or the expiration of 90 days after the date of such termination of employment.

             (b) In the event of the termination of the Optionee's employment because of disability (as herein defined), the Option may be exercised by the Optionee at any time prior to the expiration date of this Option or, if the Option is designated an Incentive Stock Option on Schedule A, the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise this Option at the date of such termination. For purposes of this Section 10(b), the Optionee will be considered to be disabled if the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last a continuous period of not less than 12 months.

             (c) In the event of the death of the Optionee while in

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the employ of the Company or a subsidiary, this Option shall be exercisable at any time prior to the expiration date of this Option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise this Option at the date of such termination and only by the person or persons to whom such optionee's rights under this Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death.

             (d) In the event of termination of the Optionee for cause, this Option shall automatically terminate as of the first advice or discussion thereof, and the Optionee shall thereupon have no right to purchase any shares pursuant to this Option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), intoxication while at work, fraud, misconduct or disclosure of confidential information.

To the extent that this Option shall not have been exercised within the limited periods above provided, all further rights to purchase shares pursuant to this Option shall cease and terminate at the expiration of such period.

         11. Agreement for Purchase and Sale. Upon receipt of notice of exercise by Company, this Agreement shall become a contract for the purchase and sale of the shares specified therein which, except as provided herein, shall not be subject to termination or rescission by either party. If any law or regulation, whether relating to securities or otherwise, requires the Company to take any action with respect to any shares prior to the transfer thereof, or prohibits, limits or delays the issuance thereof, then the date for payment for or delivery of such shares, or both, shall be extended for the period reasonably necessary to take and conclude such action, or during the period of such prohibition, limitation or delay.

         12. Securities Regulation.

             (a) Compliance; Condition to Exercise. Shares of Common Stock shall not be issued with respect to this Option unless the exercise of this Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall further be subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed

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by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the non-issuance or sale of shares as to which such requisite authority shall not have been obtained.

         IMPORTANT: THE OPERATION OF THE FEDERAL OR STATE SECURITIES LAWS MAY PROHIBIT THE ISSUANCE OF STOCK TO CERTAIN OPTIONEES UPON EXERCISE OF OPTIONS UNLESS A REGISTRATION STATEMENT IS EFFECTIVE. ACCORDINGLY, THE OPTIONEE HEREUNDER MAY NOT, UNDER CERTAIN CIRCUMSTANCES, BE ABLE TO EXERCISE THIS OPTION AND PURCHASE STOCK WHEN HE OR SHE DESIRES TO DO SO OR PRIOR TO ITS EXPIRATION OR TERMINATION. THE COMPANY HAS NO OBLIGATION TO FILE A REGISTRATION STATEMENT RELATING TO THE SHARES COVERED BY THIS OPTION.

             (b) Representations by Optionee. As a condition to the exercise of this Option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 12(a). At the option of the Company, a stop transfer order against any shares may be placed on the official stock books and records of the Company, and a legend indicating that the shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the stock certificate in order to assure exemption from registration. The Board of Directors may also require such other action or agreement by the optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF OPTIONS OR STOCK HEREUNDER.

         13. Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares as to which this Option shall be exercisable as well as corresponding adjustment in the exercise price per share under each such Option. Such adjustment, if any, made by the Board of Directors shall be final, binding and conclusive. In the event of any dissolution or liquidation of the Company, or any reorganization, merger or consolidation with one or more corporations, in lieu of providing for options as provided for above in this Section 13, the Board of Directors of the Company

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may, in its sole discretion, provide a 30-day period immediately prior to such event during which the Optionee shall have the right to exercise this Option in whole or in part without any limitations on exercisability.

         14. Reservation of Shares. Company shall set aside and reserve for the term of this Option that number of shares of Common Stock of the Company (or shares or other securities arising as a result of any adjustments set forth in
Section 12) which will permit Company to perform its obligations under this Option.

         15. Notices. Any notice or demand which either party may give to the other hereunder shall be in writing and shall be effective when delivered personally or sent by registered mail, postage prepaid, addressed, if to Optionee, as set forth on Schedule A and if to Company, as follows:

             West Coast Bancorp
             5335 Meadows Road, Suite 201
             Lake Oswego, OR 97035
             Attention:  Corporate Secretary

Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

         16. The Plan. This Agreement hereby incorporates by reference all of the provisions of the Plan, and shall in all respects be interpreted and construed in such manner as to effectuate the intent of the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall prevail. All matters of interpretation of the Plan and this Agreement, including the terms and conditions thereof and hereof and the definitions of the words used therein and herein, shall be in the sole and final discretion of the Board of Directors of the Company or authorized committee of the Board of Directors.

         17. Governing Law. This Option shall be governed by the laws of the state of Oregon.

         18. Shareholder Vote. If the Plan has not been approved by the Shareholders of the Company then this Option is granted subject to the approval of the Plan by the Shareholders at its next annual meeting. If not so approved, then this Option shall be void.

         Amended this _____ day of _______________________, 1995

                                              WEST COAST BANCORP

                                              By ____________________________
                                                 Its Chairman

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                                  OPTION GRANT

                                   SCHEDULE A

1.   Name and Address of Optionee:

     ------------------------------------

     ------------------------------------

     ------------------------------------

2.   The date of this Option is:
                                 ------------------------------------

3.   Date of Grant of this Option:
                                   ------------------------------------

4. This Option is ( ) is not ( ) an Incentive Stock Option. No indication means this Option is not an Incentive Stock Option.

5.   Number of shares of Common Stock covered by this Option:            shares.
                                                              ----------

6.   Purchase price per share: $
                                -----------------------------

7.   This Option expires on:
                             -----------------------------

8. This Option shall become exercisable in increments with respect to the following numbers of shares as set forth below:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     Once exercisable with respect to any shares, this Option shall remain exercisable with respect to such shares, subject to Section 10 of this Option, until expiration or termination.

EXECUTED this      day of                   , 1995.
              ----        ------------------

OPTIONEE:                                            BANCORP:

                                                     WEST COAST BANCORP
-----------------------
Printed Name

                                                     By:
-----------------------                                  -----------------------
Signature

                                                     Title:
                                                            --------------------
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                          ACCEPTANCE AND ACKNOWLEDGMENT

         I, a resident of the State of __________________, accept the ( ) incentive ( ) nonqualified stock option described above and in the Plan, and acknowledge receipt of a copy each of this Option Grant, the Plan and the Plan Summary. I have read and understand the Plan.

         Dated: _____________________


_________________________________                  _____________________________
Taxpayer I.D. Number                               Name of Optionee

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                       NOTICE OF EXERCISE OF STOCK OPTION

To:      West Coast Bancorp ("Bancorp")

         I, a resident of the State of _______________, hereby exercise my ( ) incentive ( ) nonqualified stock option granted by Bancorp on ______________________, subject to all the terms and provisions thereof and of the Plan, and hereby notify Bancorp of my desire to purchase ________ shares of the common stock, without par value per share, of Bancorp ("Common Stock") at the exercise price of $ _____ per share which were offered to me pursuant to said option.

         I hereby represent and warrant that (1) I have been furnished a copy of the Plan, the Plan Summary and all information which I deem necessary to evaluate the merits and risks of the purchase of the Common Stock; and (2) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Common Stock and Bancorp.

         Dated: __________________



______________________________                    ______________________________
Taxpayer I.D. Number                              Printed Name of Optionee

                                                  ______________________________
                                                  Signature of Optionee

                                                  Address ______________________

                                                  ______________________________

                                                  ______________________________
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                                     RECEIPT

         _________________________ hereby acknowledges receipt from
____________________ ("Optionee") in payment for __________ shares of common stock, without par value ("Common Stock"), of West Coast Bancorp, an Oregon corporation ("Bancorp"), of $ _________ in the form of:

              / /      Cash

              / /      Check (personal, cashier's or bank certified)

              / / ___________ shares of Bancorp's Common Stock, fair market value $ _________ per share held by the Optionee for a period of at least six months

              / /      Copy of irrevocable instructions to Broker

Date: ________________                            ______________________________
                                                  Signature

                                                  ______________________________
                                                  Printed Name
                                                  For: West Coast Bancorp